Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 22, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Johnson Controls, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

November 23, 2011